EXHIBIT 22.1

Subsidiaries of the Registrant
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                                                       Jurisdiction of
Name                                                    Incorporation
----                                                    -------------

Bel Fuse California Inc.                                  California

Bel Fuse America Inc.                                     Delaware

Bel Fuse Delaware Inc.                                    Delaware

Bel Ventures Inc.                                         Delaware

Bel Power Products Inc.                                   Delaware

Bel Transformer Inc.                                      Delaware

Bel Connector Inc.                                        Delaware

Signal Dominicana, S.A.                                   Dominican Republic

Stewart Connector Systems de
    Mexico, S.A. de C.V.                                  Mexico

Bel Stewart Gmbh                                          Germany

Bel Fuse Europe Ltd.                                      United Kingdom

Bel Fuse Limited                                          Hong Kong

Bel Power (Hangzhou) Co. Ltd.                             China

Bel Components Ltd.                                       Hong Kong

Top East Corporation Limited                              Hong Kong

Bel Stewart Limited                                       Hong Kong

Bel Fuse Macau LDA                                        Macau